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                                                                   Exhibit 10(k)

                             EMPLOYMENT AGREEMENT
                             --------------------


          AGREEMENT effective as of January 1, 1999 (the "Commencement Date") by and between United Water Resources Inc., a New Jersey corporation, and its subsidiaries (collectively, the "Company"), and W. Marie Zanavich (the "Executive) this "Agreement").

          The Company desires to employ the Executive and the Executive is willing to be employed by the Company, on the terms and conditions hereinafter provided.

          In order to effect the foregoing, the parties hereto wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Employment.  The Company hereby agrees to employ the Executive,
              ----------
and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

          2.  Term.  The Executive's employment under this Agreement shall
              ----
commence on the Commencement Date and shall end at the close of business on December 31, 2001; provided, however, that the term of this Agreement (the
                   --------  -------
"Term") shall thereafter be automatically extended for each succeeding one-year period unless either party hereto provides the other party with a written notice at least 60 days prior to the end of the then current Term, advising that the party providing the notice shall not agree to so extend the Term; and provided,
                                                                      --------
further, that should a Change of Control occur during the Term, the Term shall
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be extended to the date which is the end of the 24-month period immediately following the consummation of the transaction which constitutes the Change of Control. Notwithstanding the preceding, the Term shall not extend beyond the date on which the Executive attains age 65 without the prior written consent of the Company; provided, however, that the end of the Term solely on account of
             --------  -------
the Executive attaining age 65 shall not entitle the Executive to any benefits under Section 7.

          3.  Title, Duties and Authority.  The Executive shall serve as Vice
              ---------------------------
President Information Technology/CIO of United Water Management and Services Inc. and shall have such responsibilities and duties (consistent with the Executive's position as Vice President Information Technology/CIO) as may from time to time be assigned to the Executive by the Company, and shall have all of the powers and duties usually incident to the office of Vice President Information Technology/CIO. The Executive shall devote substantially all of her working time and efforts to the business and affairs of the Company, except for vacations, illness or incapacity.

          4.  Compensation and Benefits.
              -------------------------

          (a) Base Salary.  During the Term, the Company shall pay the Executive
              -----------
a base salary ("Base Salary"), payable in equal installments in accordance with the Company's normal practice for paying base salaries to its executive employees. The Base Salary shall initially be payable at the rate of $140,710 per annum, and shall be subject to annual review by the Company for discretionary annual increases.

          (b) MIP.  The Executive shall participate in the United Water
              ---
Resources Inc. Management Incentive Plan (the "MIP") or any successor plan established by the Company.

          (c) Employee Benefits.  The Executive shall be entitled to participate
              -----------------
in all of the Company's employee benefit plans made available by the Company (or any affiliate thereof) to its executives during the Term as may be in effect from time to time.

          (d) Expenses.  During the Term, the Executive shall be entitled to
              --------
receive prompt reimbursement upon submission of expense claims to the Company for all reasonable and customary expenses incurred by the Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company for its executive employees.

          (e) Vacations.  The Executive shall be entitled to paid vacation, paid
              ---------
holidays, sick days and personal days pursuant to the Company's regular policies applicable to its executive employees.

          (f) Taxes.  The Company may withhold from any amounts payable under
              -----
this Agreement such federal, state, local and/or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          5.  Termination.  The Executive's employment hereunder may be
              -----------
terminated under the following circumstances:

               (a) Death.  The Executive's employment hereunder shall terminate
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upon the Executive's death.

          (b) Disability.  If, as a result of the Executive's incapacity due to
              ----------
physical or mental illness, the

Executive shall become entitled to the receipt of benefits under the Company's long-term disability plan, and within 30 days after a written Notice of Termination (as defined in Section 6(a)) is given to the Executive by the Company, the Executive shall not have returned to the performance of her duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder for "Disability."

          (c) Cause.  The Company may terminate the Executive's employment
              -----
hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the occurrence of any of the following which is materially injurious to the business or reputation of the Company or any of its affiliates:

               (i) the failure by the Executive to substantially perform the Executive's duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness);

               (ii) the willful violation by the Executive of any of the Executive's material obligations hereunder;

               (iii) the willful engaging by the Executive in misconduct; or

               (iv) the Executive's conviction of a felony.

               Notwithstanding the foregoing, the Executive shall not be terminated for Cause without:

               (A) at least 15 days' advance notice to the Executive setting forth the reasons for the Company's intention to terminate the Executive's employment hereunder for Cause;

               (B) the failure of the Executive to cure the nonperformance, violation or misconduct described in the notice referred to in clause (A) of this paragraph, if cure thereof is possible, to the reasonable satisfaction of the Board of Directors of United Water Resources Inc. (the "Board"), within 15 days of such notice; and

               (C) delivery to the Executive of a Notice of Termination (as defined in Section 6(a)) from the Company notifying her that in the good faith opinion of a majority of the Board, the Company is entitled to terminate the Executive for Cause as set forth above, and specifying the particulars thereof in detail.

          (d) Good Reason.  The Executive may terminate her employment hereunder
              -----------
for "Good Reason" by providing a Notice of Termination to the Company within 30 days after the occurrence, without the Executive's consent, of one of the following events that has not been cured within 15 days after written notice thereof has been given to the Company by the Executive:

               (i) a reduction of the Executive's Base Salary;

               (ii) a material and adverse change in the Executive's title, status, authority, duties or function (in each case, other than as may be contemplated by this Agreement);

               (iii) any failure to pay the Executive's Base Salary or MIP payment(s) when due;

               (iv) a change of the Executive's place of employment by the Company to a location which is greater than 50 miles from the location of the Executive's place of employment by the Company as of the Commencement Date; or

               (v) the willful violation by the Company of any of the Company's material obligations hereunder.

               (e) Without Cause.  The Company may terminate the Executive's
                   -------------
employment hereunder without Cause by providing the Executive with a Notice of Termination.

               (f) Without Good Reason.  The Executive may terminate the
                   -------------------
Executive's employment hereunder without Good Reason by providing the Company with a Notice of Termination.

          6.  Termination Procedure.
              ---------------------

          (a) Notice of Termination.  Any termination of the Executive's
              ---------------------
employment by the Company or by the Executive (other than a termination on account of the Executive's death pursuant to Section 5(a)) shall be communicated by a written Notice of Termination to the other party hereto in accordance with
Section 11. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment hereunder pursuant to the provision so indicated.

               (b) Date of Termination.  "Date of Termination" shall mean:
                   -------------------

               (i) if the Executive's employment is terminated on account of the Executive's death pursuant to Section 5(a), the date of the Executive's death;
               (ii) if the Executive's employment is terminated on account of the Executive's Disability pursuant to Section 5(b), 30 days after a Notice of Termination has been provided pursuant thereto (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period);

               (iii) if the Executive's employment is terminated for Cause pursuant to Section 5(c), the date specified in the Notice of Termination provided pursuant thereto; and

               (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is provided or any later date (within 30 days) set forth in such Notice of Termination.

          7.  Compensation Upon Termination.
              -----------------------------

          (a) Death.  If the Executive's employment with the Company is
              -----
terminated on account of the Executive's death pursuant to Section 5(a), the Company shall as soon as practicable pay to the Executive's estate or as may be directed by the legal representatives of the Executive's estate any Base Salary accrued and due to the Executive under Section 4(a) through the Executive's Date of Termination and such prorated MIP payment, the amount, if any, of which shall be determined in the sole discretion of the Compensation Committee of the Board (the "Compensation Committee"). The Company shall provide the Executive through the Date of Termination with continued participation in the employee benefit plans provided to the Executive pursuant to Section 4(c) as of the Executive's Date of Termination. Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

          (b) Disability.  If the Executive's employment with the Company is
              ----------
terminated on account of the Executive's Disability pursuant to Section 5(b), the Company shall as soon as practicable pay the Executive any Base Salary accrued and due to the Executive under Section 4(a) through the Executive's Date of Termination and such prorated MIP payment, the amount, if any, of which shall be determined in the sole discretion of the Compensation Committee. The Company shall provide the Executive through the Executive's Date of Termination with continued participation in the employee benefit plans provided to the Executive pursuant to Section 4(c) as of the Executive's Date of Termination. Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

          (c) By the Company for Cause or By the Executive Without Good Reason.
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If the Executive's employment with the Company is terminated by the Company for
Cause pursuant to Section 5(c) or by the Executive without Good Reason pursuant to Section 5(f), the Company shall as soon as practicable pay the Executive any Base Salary accrued and due to the Executive under Section 4(a) through the Executive's Date of Termination and the Executive shall forfeit her entire then unpaid MIP payment(s), if any. The Company shall provide the Executive through her Date of Termination with continued participation in the employee benefit plans provided to the Executive pursuant to Section 4(c) as of her Date of Termination. Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

          (d) Termination By the Company Without Cause or By the Executive for
              ----------------------------------------------------------------
Good Reason.  If the Executive's employment with the Company is terminated by
-----------
the Company (other than for Disability or Cause), or by the Executive for Good Reason pursuant to Section 5(d), then the Company shall:

               (i) within 30 days of the Executive's Date of Termination, pay the Executive any Base Salary accrued and due to the Executive under
     Section 4(a) through her Date of Termination and any unpaid MIP payment(s) for any previously completed calendar year(s);

               (ii) (A) if the Executive's Date of Termination occurs within the period beginning on the date of a Change of Control, as defined below, and ending 24 months following the Change of Control, as defined below (or, if the Change of Control, as defined below, is in connection with shareholder approval pursuant to paragraph (iii) of the definition of Change of Control, ending 24 months following the consummation of the transaction which was the subject of shareholder approval), within 30 days of the Executive's Date of Termination, pay the Executive an amount equal to 200% of her Base Salary in effect as of her Date of Termination, or (B) if the Executive's Date of Termination does not occur within the period beginning on the date of a Change of Control, as defined below, and ending 24 months following the Change of Control, as defined below (or, if the Change of Control, as defined below, is in connection with shareholder approval pursuant to paragraph (iii) of the definition of Change of Control, ending 24 months following the consummation of the transaction which was the subject of shareholder approval), continue to pay the Executive her Base Salary in effect as of her Date of Termination for the 18-month period immediately following her Date of Termination (or until such earlier time that the Executive violates the provisions of Section 8) at the times such payments would otherwise have been made under Section 4(a);

               (iii) (A) if the Executive's Date of Termination occurs within the period beginning on the date of a Change of Control, as defined below, and ending 24 months following the Change of Control, as defined below (or, if the Change of Control, as defined below, is in connection with shareholder approval pursuant to paragraph (iii) of the definition of Change of Control, ending 24 months following the consummation of the transaction which was the subject of shareholder approval), within 30 days of the Executive's Date of Termination, pay the Executive an amount equal to 200% of her then current "Cash Target Amount" under the MIP, or (B) if the Executive's Date of Termination does not occur within the period beginning on the date of a Change of Control, as defined below, and ending 24 months following the Change of Control, as defined below (or, if the Change of Control, as defined below, is in connection with shareholder approval pursuant to paragraph (iii) of the definition of Change of Control, ending 24 months following the consummation of the transaction which was the subject of shareholder approval), pay the Executive (I) 100% of her "Cash Target Amount" under the MIP (as of her Date of Termination) for the MIP year immediately following her Date of Termination, and (II) 50% of her "Cash Target Amount" under the MIP (as of her Date of Termination) for the second MIP year immediately following her Date of Termination (in each case unless the Executive earlier violates the provisions of Section 8), each such payment to be made at the times such payments would otherwise have been made under the MIP; and

               (iv) provide the Executive for the 18-month period commencing immediately following her Date of Termination (or until such earlier time that the Executive violates the provisions of Section 8), with continued participation (or equivalent benefits if such participation is not legally permissible (cash payments in the case of tax-qualified retirement plan benefits)) in the employee benefit plans provided to the Executive pursuant to Section 4(c) as of her Date of Termination.

Other than the foregoing, the Company shall have no further obligations to the Executive hereunder.

          For purposes of this Agreement, a "Change of Control" of the Company shall mean the first to occur of any of the following events:

               (i) any "Person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), excluding (A) the Company or any of its subsidiaries, (B) a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or an underwriter temporarily holding securities pursuant to an offering of such securities, in each case with respect to the securities so held, or (C) a corporation or other entity owned, directly or indirectly, by holders of voting securities of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries or other affiliates controlled by the Company or any such subsidiary) representing 20% or more of the combined ordinary (in the absence of contingencies) voting power of the Company's then outstanding securities; provided, however, that if such
                                                --------  -------
     "Person" shall be Suez Lyonnaise des Eaux or an affiliate thereof, solely for purposes thereof the above reference to "20%" shall instead be deemed to refer to the sum of the amount of the "Maximum Stockholder Investment Percentage" (as defined in Section 1.1 of the Governance Agreement between United Water Resources Inc. and Lyonnaise American Holding, Inc., dated as of April 22, 1994) plus two percentage points; or

               (ii) during any period of not more than two consecutive calendar years (commencing January 1, 1999), individuals who at the beginning of such period constitute the Board, together with any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction triggering the operation of clause
     (i) or (iii) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, or a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of its assets as an entirety or substantially as an entirety, other than (A) a transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding, by being converted into voting securities of the surviving entity, or otherwise), in combination with the ownership by any trustee or other fiduciary of securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction, or (B) a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding securities (or if such person so acquiring more than 20% of such combined voting power is Suez Lyonnaise des Eaux or an affiliate thereof, solely for the purposes thereof the above reference to "20%" shall instead be deemed to refer to the sum of the Maximum Stockholder Investment Percentage plus two percentage points).

          8.  Restrictions.
              ------------

          (a) Reasonable Covenants.  It is expressly understood by and between
              --------------------
the Company and the Executive that the covenants contained in this Section 8 are an essential element of this Agreement and that but for the agreement by the Executive to comply with these covenants and thereby not to diminish the value of the organization and goodwill of the Company or any affiliate of the Company, if any, including without limitation relations with their employees, suppliers, customers and accounts, the Company would not enter into this Agreement. The Executive has independently consulted with her legal counsel and after such consultation agrees that such covenants are reasonable and proper.

          (b) Noncompetition; No Diversion of Customers; Etc.  During the Term
              ----------------------------------------------
and for 18 months after the Executive's Date of Termination, the Executive shall not:

               (i) engage directly, alone or in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization or entity, in competition with the businesses of the Company and/or any of its affiliates as of the Executive's Date of Termination;

               (ii) divert to any competitor of the Company or any of its affiliates, any customer of the Company or any of its affiliates or any "prospective customer" (as defined in the last paragraph of this Section 8
     (b)) of the Company or any of its affiliates; or

               (iii) solicit or encourage any officer, employee or consultant of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates for employment by or with any competitor of the Company or any of its affiliates;

provided, however, that the Executive may invest in stocks, bonds or other
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securities of any competitor of the Company or any of its affiliates if:

               (A) such stocks, bonds or other securities are listed on any national or regional securities exchange or have been registered under
     Section 11(g) of the Securities Exchange Act of 1934;

               (B) the Executive's investment does not exceed, in the case of any class of the capital stock of any one issuer, 1% of the issued and outstanding shares, or, in the case of other securities, 1% of the aggregate principal amount thereof issued and outstanding; and

               (C) such investment would not prevent, directly or indirectly, the transaction of business by the Company and/or any of its affiliates with any state, district, territory or possession of the United States or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.

          If, at any time, the provisions of this Section 8(b) shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8(b) shall be considered severable and shall become and shall be immediately amended solely with respect to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and the Executive agrees that this Section 8(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Except as provided in this Section 8 and in Section 3, nothing in this Agreement shall prevent or restrict the Executive from engaging in any business or industry in any capacity.

          For purposes of clause (ii) of this Section 8(b), the term "prospective customer" shall mean any entity, business or individual included on a list of prospective customers provided to the Executive by the Company within 15 days following her Date of Termination, which list contains the names of those entities, businesses and individuals with whom the Company had been in contact prior to the Executive's Date of Termination for purposes of establishing a customer relationship therewith. Any entity, business or individual not appearing on the aforementioned list of prospective customers due to the failure of the Executive to advise the Company of such contact shall be considered a "prospective customer" for purposes of clause (ii) of this Section 8(b)

          (c) Public Support and Assistance.  The Executive agrees that
              -----------------------------
following any termination of her employment hereunder by the Company, the Executive shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information of a substantial nature about the Company or its management, or about any product or service provided by the Company, or about the Company's prospects for the future (including any such comments or information with respect to affiliates of the Company). The Company and/or any of its affiliates may seek the assistance, cooperation or testimony of the Executive following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of the Executive and related to the Executive's position as an officer or employee of the Company, and in any such instance, the Executive shall provide such assistance, cooperation or testimony and the Company shall pay the Executive's reasonable costs and expenses in connection therewith; in addition, if such assistance, cooperation or testimony requires more than a nominal commitment of the Executive's time, the Company shall compensate the Executive for such time at a per diem rate derived from the Executive's Base Salary at the time of the Executive's Date of Termination.

          (d) Nondisclosure  of Confidential Information. During the Term, the
              ------------------------------------------
Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all Confidential Information (as defined below). After termination of the Executive's employment with the Company, the Executive shall keep secret and confidential all Confidential Information and shall not use or disclose to any third party in any fashion or for any purpose whatsoever, any Confidential Information. As used herein, "Confidential Information" shall mean any information regarding this Agreement, or any other information regarding the Company or its affiliates which is not available to the general public, and/or not generally known outside the Company or any such affiliate, to which the Executive has or shall have had access at any time during the course of the Executive's employment with the Company, including, without limitation, any information relating to the Company's (and its affiliates'):

               (i) business, operations, plans, strategies, prospects or objectives;

               (ii) products, technologies, processes, specifications, research and development operations or plans;

               (iii) customers and customer lists;

               (iv) sales, service, support and marketing practices and operations;

               (v) financial condition and results of operations;

               (vi) operational strengths and weaknesses; and

               (vii) personnel and compensation policies and procedures.

Notwithstanding the foregoing provisions of this Section 8, the Executive may discuss this Agreement with the members of the Executive's immediate family and with the Executive's personal legal and tax advisors.

          (e) Specific Performance.  Without intending to limit the remedies
              --------------------
available to the Company, the Executive agrees that damages at law would be an insufficient remedy to the Company in the event that the Executives violates any of the provisions of this Section 8, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants contained in this Section 8.

          9.  Excise Tax Gross-Up Payment.  If any payments made and/or benefits
              ---------------------------
provided to the Executive by the Company, whether or not under this Agreement ("Payments"), are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and all income taxes and Excise Tax upon such Company payment, shall be equal to the Payments. The determination of whether any Payments are subject to the Excise Tax shall be based on the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive, whose fees and expenses shall be paid by the Company. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of income taxation applicable to any individual residing in the jurisdiction in which the Executive resides in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments.

          10   Legal Fees.  To provide the Executive with  reasonable assurances
               ----------
that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform any of its obligations under this Agreement, the Company shall pay all of the reasonable attorneys' fees and expenses and court and arbitration costs incurred by the Executive and any of his beneficiaries, heirs and legal representatives, should a court of competent jurisdiction or an arbitrator determine that the Company shall have failed to perform any of its obligations under this Agreement.

          11   Notice.  For the purposes of this Agreement, notices, demands and
               ------
all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               W. Marie Zanavich
               1 Broadway
               Park Ridge, NJ  07656

          If to the Company:

               Office of the General Counsel
               United Water Resources Inc.
               200 Old Hook Road
               Harrington Park, NJ  07640-1799

or to such other address as either of the parties may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          12   Successors.  Without the prior written consent of the Executive,
               ----------
this Agreement cannot be assigned by the Company except that it shall be binding automatically on any successors and assigns of all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise). In addition, without the prior written consent of the Company, this Agreement cannot be assigned by the Executive, except that the right to receive payments or benefits hereunder may be transferred by will or the laws of descent and distribution. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives.

          13   Arbitration.  Except as provided in Section 8(e), all
               -----------
controversies, claims or disputes arising out of or relating to this Agreement shall be settled by binding arbitration under the rules of the American Arbitration Association then in effect in the State of New Jersey, as the sole and exclusive remedy of either party, and judgment upon any such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The costs of arbitration shall be borne by the unsuccessful party or otherwise as determined by the arbitrators in their discretion.

          14   Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to conflicts of law principles.

          15   Amendments.  No provision of this Agreement may be modified,
               ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated for such purpose by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          16   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          17   Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          18   Indemnification.  The Company shall indemnify the Executive to
               ---------------
the full extent permitted by the New Jersey Business Corporation Act and any provision of the By-Laws of the Company, as amended from time to time, generally applicable to officers and directors of the Company, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the actions by the Executive as an officer or employee of, the Company or any affiliate of the Company or any other person or enterprise at the Company's request. Nothing in this Section 18 or elsewhere in this Agreement is intended to prevent the Company from indemnifying the Executive to any greater extent than is required by this
Section 18.

          19   Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                         UNITED WATER RESOURCES INC.

                         By:_____________________________
                            Name:  Donald L. Correll
                            Title: Chairman and Chief Executive
                                   Officer


                         W. MARIE ZANAVICH


                         _______________________________


                         MARCIA L. WORTHING


                         _______________________________